Exhibit 10.1
RESOLUTIONS
OF
THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS OF
J. C. PENNEY COMPANY, INC.

RESOLVED, that pursuant to Article 8 of the J. C. Penney Corporation, Inc. Mirror Savings Plans I and II (“Mirror Plans”), the Mirror Plans be, and they hereby are, amended, to delete section 3.04 of the Mirror Plans in its entirety and insert substantially the following in lieu thereof:

3.04 Mirror Company Matching Contribution

For the 2006 Plan Year, the Company will credit to the Mirror Company Matching Contribution Account a matching contribution for each Active Participant in an amount equal to (i) 50% (or such other percent as may be determined from time to time by the Human Resources and Compensation Committee) of the Active Participant’s deferral contribution to the Plan for the Company’s fiscal year that does not exceed 6% of the Active Participant’s Compensation for the year reduced by (ii) the maximum matching contribution the Active Participant could have received under the Savings Plan. Each Active Participant’s matching contribution will be calculated in the same manner as in the examples set forth in Exhibit A to the Amended and Restated J. C. Penney Corporation, Inc. Mirror Savings Plan.